Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of The Select Sector SPDR Trust of our report dated November 26, 2019, relating to the financial statements and financial highlights, which appears in the Annual Report on Form N-CSR for the funds in the table below for the year ended September 30, 2019. We also consent to the references to us under the headings “Management and Organization”, “Financial Statements”, “Counsel and Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

Listing of Funds

The Communication Services Select Sector SPDR Fund
The Consumer Discretionary Select Sector SPDR Fund
The Consumer Staples Select Sector SPDR Fund
The Energy Select Sector SPDR Fund
The Financial Select Sector SPDR Fund
The Health Care Select Sector SPDR Fund
The Industrial Select Sector SPDR Fund
The Materials Select Sector SPDR Fund
The Real Estate Select Sector SPDR Fund
The Technology Select Sector SPDR Fund
The Utilities Select Sector SPDR Fund

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts January 28, 2020